UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 11, 2005

Moscow CableCom Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1460	06-0659863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, Suite 1203 New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 826-8942
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[    ]     Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

[    ]     Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As reported in its Form 8-K dated August 31, 2004, Moscow CableCom Corp. (the "Company") entered into a Series B Preferred Stock Subscription Agreement with Columbus Nova Investments VIII Ltd. ("CNI") dated August 26, 2004, as amended December 1, 2004 (the "Subscription Agreement").  On January 13, 2005, the closing of the transactions contemplated by the Subscription Agreement took place and the Company received $22.5 million of proceeds from CNI, before transaction costs currently estimated to total between $3.2 million and $3.5 million, in exchange for the issuance of 4,500,000 shares of newly-authorized Series B Convertible Preferred Stock (the "Series B Stock").  In accordance with the terms of the Subscription Agreement, the Series B Stock has a $5.00 liquidation preference for four years and is convertible into one share of the Company's Common Stock, $.01 par value (the "Common Stock").  The Series B Stock will vote together with the Common Stock on all matters and, in accordance with Amendment No. 1 to the Subscription Agreement dated December 1, 2004, the Series B Stock has voting rights equal to 0.81833 votes per share based upon the bid price of $6.11 per share for the Company's Common Stock at the close of the market on January 12, 2005.

One of the conditions precedent to the closing of the transactions contemplated by the Subscription Agreement was the entry by our wholly-owned subsidiary ZAO ComCor-TV ("CCTV") and Moscow Telecommunications Corporation ("COMCOR") into new agreements governing the terms and conditions for CCTV's use of the Moscow Fiber Optic Network ("MFON") owned by COMCOR for the delivery of signals and other services.  CNI waived compliance with this condition precedent on December 30, 2004.  Although new agreements have been reached, they remain subject to the approval of the Audit Committee of the Company's Board of Directors.  If such approval is not obtained by February 15, 2005, the new agreements will become null and void.  Until such approval is obtained, CCTV and COMCOR continue to operate under the existing MFON agreement.

On January 13, 2005 the Company entered into a Warrant Agreement (the "Warrant Agreement") and issued to CNI Warrants that are initially exercisable for 8,283,000 shares of Series B Stock.  The Warrants are exercisable at an exercise price equal to $5.00 per share of Series B Stock and are exercisable from the date of issuance and expire on January 13, 2010.  If certain changes occur to the Company's capitalization, such as a stock split or stock dividend of the Common Stock, then the exercise price and number of shares issuable upon exercise of Warrants will be adjusted appropriately.

In connection with the issuance of the Series B Stock and Warrants to CNI, the Company expects to record a non-cash charge estimated to be approximately $14.2 million relating to the beneficial conversion feature of the Series B Stock and the Warrants as a result of the purchase price for these Common Stock equivalents being below the market value of the Common Stock on the date of issuance.

On January 13, 2005 the Company entered into a Registration Rights Agreement with CNI (the "CNI Registration Rights Agreement").  Pursuant to the terms of the CNI Registration Rights Agreement, the Company granted CNI the right (i) to require the Company, subject to certain limitations, to register the shares of Common Stock held by CNI for resale with the Securities and Exchange Commission (the "SEC") and (ii) to participate, subject to customary exclusions, in future Company and stockholder initiated registrations of Common Stock with the SEC.  The CNI Registration Rights Agreement covers the shares of Common Stock into which the Series B Stock issued to CNI under the Subscription Agreement may be converted and that may be issued upon exercise of the Warrants.

On January 13, 2005, the Company entered into an employment agreement with Warren Mobley upon his becoming President and Chief Executive Officer of the Company.  Mr. Mobley will also serve as Chairman of the Board of CCTV and Chairman of the Management Board of CCTV.  Also on January 13, 2005, the Company entered into an employment agreement with Donald Miller-Jones upon his becoming Chief Financial Officer and Secretary of the Company.  The employment agreements with Messrs. Mobley and Miller-Jones are substantially similar, except as noted below.

Each of the employment agreements is for a period of three years at the following annual salary: Mr. Mobley, €175,000 and Mr. Miller-Jones, €165,000.  Each will be eligible to receive an annual bonus in cash or shares of Common Stock as approved by the Board of Directors if performance targets established by the Board have been met.  The bonus may be 10% to 35% of the individual's then-current annual salary, and up to 50% for outstanding performance.  Each will receive benefits comparable to those provided to senior executives of the Company and to comparable executives of other public companies of comparable size doing business in Russia.  Each will receive a relocation allowance to move to Moscow, a housing allowance of $8,000 per month and an automobile.

Each of the employment agreements provides for termination benefits as follows.  In the event of the individual's disability or death, he or his estate will receive the greater of (i) six months salary or (ii) 18 months salary less the aggregate salary paid through the date of disability or death.  Upon termination by the Company for "Cause" as defined in the employment agreements, compensation will cease immediately.  Upon termination without "Cause" before the first anniversary of the employment agreement, he will be paid 18 months salary less aggregate salary paid through the date of termination; if terminated after the first anniversary of the employment agreement, he will be paid the greater of (i) six months salary or (ii) 18 months salary less the aggregate salary paid through the date of termination.  If the individual terminates his employment for "Good Reason" or upon a "Change of Control," as each term is defined in the employment agreement, it will be treated as a termination by the Company without "Cause" and the amounts paid will be as described in the preceding sentence.  Each individual has agreed that after termination for whatever reason, he will not, without the Company's prior written consent, participate for a period of one year in Moscow in any activity in which the Company or CCTV is engaged in Moscow.

On January 13, 2005, the Company granted non-qualified stock options to purchase shares of Common Stock at an exercise price of $5.00 per share to Messrs Mobley and Miller-Jones pursuant to an option agreement with each.  The options were granted under the Company's 2003 Stock Option Plan, which was amended on December 15, 2004 by the Company's stockholders to (i) increase the number of options that may be granted from 670,000 to 1,700,000 and (ii) permit the granting of options at an exercise price of not less than 50% of the market price on the date of grant, replacing the prior limitation of not less than 100% of the market price on the date of grant.

The number of options granted to each is as follows: Mr. Mobley, 406,368; and Mr. Miller-Jones, 406,367.  The option agreements are substantially similar.  The options will become exercisable according to following schedule: one-third of the options on the first anniversary of their date of grant and one-twelfth at the end of each quarter thereafter.  In the event of a "Change of Control," all of the options become immediately exercisable.  Upon the individual's termination, all options not then exercisable will be forfeited and options then exercisable may be exercised within three months after termination, except as follows.  In the event of termination in the first year after grant by the Company without "Cause" or by the individual for "Good Reason," all options that would have become exercisable on the first anniversary shall become immediately exercisable; in the event of such termination after the first anniversary, the options that would have become exercisable at the end of the next quarter shall become immediately exercisable.  If the individual's employment is terminated in the first year after grant by reason of disability or death, then a number of options equal to one-twelfth of the options granted times the number of quarters since the grant will become immediately exercisable; in the event of termination due to disability or death, then any exercisable option may be exercised at any time within twelve months thereafter.  However, in no event may any option be exercised after January 13, 2010.

The options may be exercised upon the payment of the exercise price in dollars or by the surrender of a number of shares of Common Stock having a fair market value equal to the exercise price, or a combination of both.  The options are non-transferable.

The "in-the-money" value of approximately $1.3 million relating to the non-qualified stock options granted to Messrs. Mobley and Miller-Jones and to two consultants who have been retained by the Company in accordance with the terms of the Subscription Agreement is expected to be recognized as a non-cash expense over a three-year period to coincide with the vesting provisions of the options.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On January 13, 2005, the Company's wholly-owned subsidiary CCTV received proceeds of $18.5 million, before loan fees of $612,500, pursuant to a $28.5 million Facility Agreement dated August 26, 2004, as amended January 13, 2005, by and between Moscow CableCom Corp. and certain of its subsidiaries, each as guarantors, and CCTV as borrower and Columbus Nova DF Ltd. as lender ("CND") (successor to Amatola Enterprises Limited) (the "Term Loan").  In addition to being used to repay the outstanding principal balance on a $4 million Bridge Loan Facility extended to CCTV by CND, the primary purpose of the Term Loan is to allow CCTV to continue the build-out of its hybrid fiber-coaxial network in Moscow.

The $18.5 million represents the first tranche of the Term Loan.  The second tranche in the amount of $10 million will be made available once CCTV has achieved a build out of its broadband cable network in Moscow to at least 500,000 homes.

The Term Loan is mandatorily repayable on the earlier of (i) January 13, 2010, (ii) the occurrence of certain change of control events with respect to the Company and (iii) the occurrence of certain events of illegality with respect to the ability of the lender to make available the Term Loan to CCTV or the occurrence of certain events of default.  Certain amounts of the Term Loan are also mandatorily repayable upon the disposal of assets or the receipt of proceeds of certain insurance claims by CCTV, the Company or certain subsidiaries of the Company.

The Term Loan is also voluntarily repayable by CCTV, without premium, at any time following January 13, 2008.

All amounts initially drawn under the Term Loan bear interest at a rate of 12% (payable monthly or accrued to maturity, at the option of CCTV) plus a commitment fee of 1.25% with respect to the committed but unutilized portion of the Term Loan.  On further draw down under the Term Loan, the rate of interest shall be reduced to reflect the reduced committed but unutilized amount thereunder.

Loans extended pursuant to the Term Loan will be guaranteed by the Company and certain of its subsidiaries and secured by certain assets of the Company, CCTV and certain subsidiaries of the Company.

The Term Loan agreement also provides for the payment of a 2.5% arrangement fee and an annual agency fee of $150,000.

Item 3.02.  Unregistered Sales of Equity Securities.

The shares of Series B Stock and the Warrants issued to CNI for the consideration described in Item 1.01, "Entry into a Material Definitive Agreement," of this Form 8-K have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on the exemption from the registration requirements contained in Section 4(2) of the 1933 Act and Regulation D thereunder.  The Warrants issued to CNI may be exercised as described in Item 1.01, "Entry into a Material Definitive Agreement," of this Form 8-K, which Item is incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant.

CNI may be deemed to have acquired control of the Company on January 13, 2005 as a result of the issuance of the Series B Stock and the Warrants as described in Item 1.01, "Entry into a Material Definitive Agreement," of this Form 8-K and the changes to the Company's Board of Directors and management as described in Item 5.02, "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers," of this Form 8-K, which Items are incorporated herein by reference.  Prior to the transactions reported in this Form 8-K, COMCOR had ownership of approximately 48% of the outstanding Common Stock of the Company and was a party to a Voting Agreement dated February 23, 2004 by and among COMCOR, Oliver R. Grace, Jr. and Francis E. Baker.  On January 13, 2005, the Voting Agreement terminated.

CNI may be deemed to have control of the Company on the following basis:

  Its ownership of the Series B Stock, which gives CNI an approximate 33.9% equity ownership in the Company and approximately 29.5% of the voting power of the Company.
  Its ownership of the Warrants which, upon exercise in full, would give CNI an approximate 56.2% equity ownership in the Company and approximately 54.3% of the voting power of the Company.
  The Shareholders Agreement made and entered into as of August 26, 2004, as amended on December 1, 2004 and December 30, 2004, between COMCOR and CNI (the "Shareholders Agreement"), as described below.
  The Irrevocable Proxies granted by certain persons and entities with respect to 817,512 shares of Common Stock, as described below.
  Its ability to designate a majority of the members of the Board of Directors, as described below with respect to the Shareholders Agreement and under Item 5.02, "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers," of this Form 8-K, which Item is incorporated herein by reference.

COMCOR may be deemed to share control of the Company with CNI on the following basis:

  Its ownership of 4,220,879 shares of Common Stock, which gives COMCOR an approximate 31.8% ownership position in the Company.
  The Shareholders Agreement between COMCOR and CNI, described below.

Pursuant to the Shareholders Agreement, CNI and COMCOR agreed to vote all of the shares of Common Stock and Series B Stock (collectively, the "Voting Stock") they beneficially own:

  To initially elect to the Board of Directors the new members designated by CNI as contemplated in the Subscription Agreement, and as further described in Item 5.02, "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers," of this Form 8-K, which Item is incorporated herein by reference;

  To cause and maintain the number of Directors of the Board to be fixed at eleven;

  To cause and maintain the election to the Board of a total of three individuals designated by COMCOR, which number shall be reduced to two individuals and further to one individual in the event that COMCOR beneficially owns less than 20% and less than 15% (but at least 10%) of our outstanding Voting Stock, respectively; and

  To cause the election to the Board of a total of six individuals designated by CNI, which number shall be: (i) increased to seven individuals in the event that COMCOR shall beneficially own less than 20% of our outstanding Voting Stock and (ii) decreased to five, four, two and one individuals, in the event that CNI beneficially owns less than 30%, 20%, 15% and 10% of our outstanding Voting Stock, respectively.

In connection with the foregoing, CNI agreed that, for so long as COMCOR owns at least 15% of the Voting Stock, it will use its best efforts to ensure that the combination of the Directors designated by COMCOR and those designated by CNI comprise a majority of the Directors on the Board.  CNI and COMCOR also agreed that, for so long as each of them is entitled to designate at least one director (in accordance with the provisions described above), each committee of the Board shall consist of at least one director designated by CNI and one director designated by COMCOR (to the extent permitted by applicable law).

CNI and COMCOR also agreed that, for so long as they each own at least 15% of our Voting Stock, they will seek to agree on the following matters:

  Amendment of the Company's organizational documents;

  The Company's reorganization or liquidation;

  Increasing or decreasing the Company's authorized capital;

  Entry by the Company into material transactions in which either COMCOR or CNI is a party;
  Appointment of the Company's Chief Executive Officer (other than as described in Item 5.02, "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers," of this Form 8-K);

  Establishing the Company's strategy;

  Any material deviation from the Company's business plan;

  Appointment of the Company's auditors; and

  Approval of the Company's annual financial statements.

In connection with the foregoing, the Shareholders Agreement provides that, in the event that CNI and COMCOR are unable to agree on how to vote with respect to any of the matters set forth above, such matter may be referred by either party to a special committee of the Board, the decision of which shall be binding on the parties.

Pursuant to the Shareholders Agreement, CNI and COMCOR agreed, subject to limited exceptions, to refrain from transferring any Voting Stock they beneficially own without the prior consent of the other party.  Further, CNI and COMCOR have agreed (for so long as such party holds at least 10% of our Voting Stock) to participate in (on a pro rata basis) sales of Voting Stock initiated by the other party.  In addition, each party has a right of first offer with respect to any shares of Voting Stock the other party proposes to sell.

The Shareholders Agreement will terminate upon the earlier to occur of (a) CNI and COMCOR mutually agreeing to terminate the Shareholders Agreement, (b) such time as CNI's percentage beneficial ownership of the outstanding Voting Stock falls below 5%, (c) such time as COMCOR's percentage beneficial ownership in the outstanding Voting Stock falls below 5%, and (d) the voluntary or involuntary bankruptcy, dissolution, liquidation or winding-up of any of CNI, COMCOR or the Company.

On December 1, 2004, certain stockholders holding in the aggregate 163,503 shares of Common Stock granted CNI an irrevocable proxy and power of attorney to vote their shares of Common Stock (the "Initial Irrevocable Proxy").  The terms of the Initial Irrevocable Proxy provide as follows:

  During the term of the Initial Irrevocable Proxy, CNI will have the ability to vote the shares of Common Stock which are subject to the Initial Irrevocable Proxy at any meeting of stockholders or consent action in lieu of a meeting at CNI's sole discretion.

  The stockholders who are parties to the Initial Irrevocable Proxy have agreed that until January 13, 2006 not to sell, transfer or otherwise dispose of any of the shares of Common Stock subject to the Initial Irrevocable Proxy, unless the transferee also agrees to be bound by the Initial Irrevocable Proxy.

  During the period from January 13, 2006 until the expiration of the Initial Irrevocable Proxy, the stockholders who are parties to the Initial Irrevocable Proxy may sell, transfer or otherwise dispose of any of the shares of Common Stock subject to the Initial Irrevocable Proxy, subject to the right of CNI to exercise a right to acquire all such shares proposed to be transferred on the same terms as they are proposed to be transferred to a third party.

  If CNI converts any of its shares of Series B Stock into Common Stock, the number of shares subject to the Initial Irrevocable Proxy will be reduced by such number of shares of Common Stock having voting power equal to the additional voting power acquired by CNI as a result of such conversion to the extent that the conversion causes CNI to have an aggregate of more than 4,500,000 votes, including the votes under the Initial Irrevocable Proxy and the Additional Irrevocable Proxy described below, which reduction will be applied pro rata to each stockholder who is a party to the Initial Irrevocable Proxy and the Additional Irrevocable Proxy.

  The Initial Irrevocable Proxy will terminate upon the earlier of (i) January 12, 2009, (ii) the conversion by CNI of all its shares of Series B Stock into Common Stock, (iii) CNI's ownership of the capital stock of the Company on a converted basis falling below 10% or (iv) the weighted average closing price for 20 consecutive trading days on NASDAQ of the Common Stock exceeding $15.00.

The stockholders who have granted CNI the Existing Irrevocable Proxy are the following persons with respect to the number of shares of Common Stock indicated: Oliver R. Grace, Jr.: 122,627 shares; Francis E. Baker: 20,438 shares; and The Anglo American Security Fund, L.P.: 20,438 shares.

In addition, CNI has received an additional irrevocable proxy and power of attorney (the Additional Irrevocable Proxy") from stockholders with respect to 654,009 shares of Common Stock.  The terms of the Additional Irrevocable Proxy provide as follows:

  During the term of the Additional Irrevocable Proxy, CNI will have the ability to vote the shares of Common Stock which are subject to the Additional Irrevocable Proxy at any meeting of stockholders or consent action in lieu of a meeting at CNI's sole discretion.

  At any time, a stockholder who is a party to the Additional Irrevocable Proxy may sell, transfer or otherwise dispose of any of the shares of Common Stock subject to the Additional Irrevocable Proxy, subject to the right of CNI to exercise a right to acquire all such shares proposed to be transferred on the same terms as they are proposed to be transferred to a third party.

  If CNI converts any of its shares of Series B Stock into Common Stock, the number of shares subject to the Additional Irrevocable Proxy will be reduced by such number of shares of Common Stock having voting power equal to the additional voting power acquired by CNI as a result of such conversion to the extent that the conversion causes CNI to have an aggregate of more than 4,500,000 votes, including the votes under the Initial Irrevocable Proxy and the Additional Irrevocable Proxy, which reduction will be applied pro rata to each stockholder who is a party to the Additional Irrevocable Proxy and the Initial Irrevocable Proxy.

  The Additional Irrevocable Proxy will terminate upon the earlier of (i) January 12, 2009, (ii) the conversion by CNI of all its shares of Series B Stock into shares of Common Stock, (iii) CNI's ownership of the capital stock of the Company on a converted basis falling below 10% or (iv) the weighted-average closing price for 20 consecutive trading days on NASDAQ of the Common Stock exceeding $15.00.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In accordance with the terms of the Subscription Agreement, effective on January 13, 2005, Oliver R. Grace resigned as the Company's President and Chief Executive Officer, Andrew M. O'Shea resigned as the Company's Chief Financial Officer and Francis E. Baker resigned as the Company's Secretary.

In accordance with the terms of the Subscription Agreement, effective on January 13, 2005, Francis E. Baker, Louis A. Lubrano, Thomas McPartland and Sergey Mitrikov resigned as members of the Company's Board of Directors.

In accordance with the terms of the Subscription Agreement, effective on January 13, 2005, the Company's Board of Directors appointed Warren Mobley as its President and Chief Executive Officer and it appointed Donald Miller-Jones as its Chief Financial Officer and Secretary.

Warren Mobley, age 58, has most recently been consulting to several private equity funds in connection with acquisitions of cable TV properties in Europe.  Mr. Mobley has over 30 years of experience managing cable TV systems around the world, including the U.S., Canada, Germany, Hong Kong and Poland.  Most recently, Mr. Mobley served as the Chief Executive Officer of iesy, a German

Level 3 cable TV operator with over one million subscribers.  Mr. Mobley has also held senior management positions at At Entertainment, a leading Polish HFC cable TV operator with 1,000,000 subscribers ultimately acquired by United Pan-European Communications, the leading cable TV company in Europe; Videotron, one of the first cable telephony operators in the world; and Cox Communications, one of the leading cable TV, data and telephony multiple system operators ("MSOs").

Donald Miller-Jones, age 60, has most recently been consulting several private equity funds in connection with acquisitions of cable TV properties in Europe.  Mr. Miller-Jones has also held senior management positions with At Entertainment, where he served as the Chief Financial Officer, United Pan-Europe Communications, where he served as the founding Finance Director, and PolyGram, where he served as worldwide Treasurer and Head of Investor Relations.  Mr. Miller-Jones also serves as a non-executive director of Independent Minds Limited, an independent equity research boutique.

Messrs. Mobley and Miller-Jones were designated by CNI pursuant to the terms of the Subscription Agreement described in Item 1.01, "Entry into a Material Definitive Agreement," of this Form 8-K, which description is incorporated herein by reference.  Messrs. Mobley and Miller-Jones have not been involved in any transactions with the Company other than the entry of the employment agreements with the Company and the grant by the Company of non-qualified stock options to them as described in Item 1.01, "Entry into a Material Definitive Agreement," of this Form 8-K, which description is incorporated herein by reference.

In accordance with the terms of the Subscription Agreement, effective on January 13, 2005 the Company's Board of Directors increased the number of directorships from nine (9) to eleven (11) and elected the following individuals to serve as Directors until the next Annual Meeting of the Company's Stockholders: Andrew Intrater, Jay Haft, Ivan Isakov, Warren Mobley and David Van Valkenburg.  One Board position remains unfilled at this time.  Mr. Intrater was elected Chairman of the Board effective on January 13, 2005.

Each of the directors named above was designated by CNI pursuant to the terms of the Subscription Agreement described in Item 1.01, "Entry into a Material Definitive Agreement," of this Form 8-K and the Shareholders Agreement described in Item 5.01, "Change in Control of Registrant," of this Form 8-K, each of which descriptions is incorporated herein by reference.  Also pursuant to the Subscription Agreement and the Shareholders Agreement, CNI will name an additional Director and the Company has agreed to use its best efforts to cause the Board to appoint this additional director to the Board.

CNI and CND have entered the transactions described in Item 1.01, "Entry into a Material Definitive Agreement," and Item 2.03, "Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant," respectively, of this Form 8-K, each of which description is incorporated herein by reference.  CNI and CND are affiliates of the Columbus Nova Capital Group; Mr. Intrater is the Managing Partner and Messrs. Isakov and Haft are partners of the Columbus Nova Capital Group.

Mr. Mobley entered the employment agreement with the Company and was granted  non-qualified stock options by the Company as described in Item 1.01, "Entry into a Material Definitive Agreement," of this Form 8-K, which description is incorporated herein by reference.

Effective on January 13, 2005, Mr. Van Valkenburg was elected Chairman of the Audit Committee of the Company.  None of the other newly-elected Directors named above has been appointed to any committee of the Board of Directors.  The Company will file an amendment to this Form 8-K when such committee appointments have been determined.

Item 5.03.  Amendment to Articles of Incorporation or By Laws; Change in Fiscal Year.

On January 11, 2005, the Company filed with the Secretary of State of Delaware a Certificate of Amendment to its Certificate of Incorporation to increase the number of authorized shares of its Common Stock from 15,000,000 to 40,000,000, to authorize 25,000,000 shares of Series B Stock and to establish the terms of the Series B Stock and to make certain other changes.  The provisions of the Certificate of Amendment were described in the Company's Proxy Statement dated December 1, 2004 for its Combined Special and Annual Meeting held on December 15, 2004.  The results of such meeting were reported on the Company's Form 8-K dated December 15, 2004.  The Certificate of Amendment is filed as Exhibit 3.1 to this Form 8-K.

Effective January 13, 2005, the Board of Directors adopted Amended and Restated By-laws of the Company.  The following describes the significant provisions adopted or changed and the previous provision, which description is qualified in its entirety by reference to the Amended and Restated By-laws filed as Exhibit 3.2 to this Form 8-K:

  Section 1.5.  A provision was added that once a quorum is established, it may not be broken by the withdrawal of votes.
  Section 1.7.  A provision permitting the Board of Directors to require a greater than majority vote of stockholders for approval of a matter was deleted.
  Section1.9.  A provision requiring the list of stockholders eligible to vote at a meeting be open for inspection prior to the meeting in the place where the meeting is to be held was deleted and there was added a provision requiring that such list be kept available at a reasonably convenient location in New York, New York and the office of the Company's transfer agent if the principal place of business of the Company is located outside of the United States.
  Section 1.10.  In connection with consent actions of stockholders in lieu of a meeting, a provision was added specifying the means of delivery of such consents and a provision was added specifying who is entitled to notice after the taking of the consent action.
  Section 1.11.  A section describing the appointment and duties of inspectors of elections at meetings of stockholders was added.
  Section 2.1.  The description of the powers of the Board of Directors was added.  The size of the Board of Directors was set at between one and fifteen, the exact number to be determined by the Board.
  Section 2.6.  The quorum for meetings of the Board of Directors was changed from one-third to a majority of the entire Board.
  Section 2.9.  The description of the manner of compensating directors for service on the Board of Directors and committees of the Board was revised.
  Section 4.1.  The vote required to elect officers was changed to a majority of the entire Board of Directors.
  Section 4.4.  The authority of the President to sign instruments was specified.
  Section 5.1.  A provision was added permitting all signatures on stock certificates to be facsimile signature.
  Section 5.3.  A provision concerning transfer of the Company's stock was added.
  Section 5.4.  A provision concerning record owners of the Company's stock was added.
  Section 5.4.  A provision concerning transfer and registry agents was added.
  Section 6.3.  A provision waiver of notices of meetings by electronic transmission was added.

Item 8.01.  Other Events.

On January 13, 2005, the Company issued a press release describing certain of the matters disclosed in Items 1.01, 2.03 and 5.02 above, which press release is filed as Exhibit 99.1 to this Report.

Item 9.01.  Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit
Number      Description of Exhibit

3.1             Certificate of Amendment to the Certificate of Incorporation of Moscow CableCom Corp., as effective January 11, 2005.

3.2             Amended and Restated By-laws of Moscow CableCom Corp., as effective January 13, 2005.

10.1           Series B Convertible Preferred Stock Subscription Agreement dated August 26, 2004 by and between Moscow CableCom Corp. and Columbus Nova Investments VIII Ltd.  (Incorporated herein by reference from Exhibit 99.1 to the Company's Report on Form 8-K dated August 31, 2004 (File No. 0-1460)).

10.2           Amendment No. 1 to Series B Convertible Preferred Stock Subscription Agreement dated as of December 1, 2004 by and between Moscow CableCom Corp. and Columbus Nova Investments VIII Ltd.

10.3            Waiver dated December 30, 2004 of Section 6.02(e) of Series B Convertible Preferred Stock Subscription  Agreement dated August 26, 2004 by and between Moscow CableCom Corp. and Columbus Nova Investments VIII Ltd.

10.4            Warrant Agreement dated as of January 13, 2005 by and between Moscow CableCom Corp. and Columbus Nova Investments VIII Ltd.

10.5            Registration Rights Agreement made and entered into as of January 13, 2005 by and between Moscow CableCom Corp. and Columbus Nova Investments VIII Ltd.

10.6            Employment Agreement dated as of January 13, 2005 by and between Moscow CableCom Corp. and Warren Mobley.

10.7            Employment Agreement dated as of January 13, 2005 by and between Moscow CableCom Corp. and Donald Miller-Jones.

10.8            Form of Non-Qualified Stock Option Agreement dated January 13, 2005 between Moscow CableCom Corp. and Warren Mobley and Donald Miller-Jones.

10.9            $28 Million Facility Agreement dated August 26, 2004 by and between Moscow CableCom Corp. and ZAO ComCor-TV and Columbus Nova DF Ltd. (successor to Amatola Enterprises Limited).  (Incorporated herein by reference from Exhibit 99.3 to the Company's Report on Form 8-K dated August 31, 2004 (File No. 0-1460)).

10.10           Amendment No. 1 to $28 Million Facility Agreement dated August 26, 2004 by and between Moscow CableCom Corp. and ZAO ComCor-TV and Columbus Nova DF Ltd. (successor to Amatola Enterprises Limited) dated January 13, 2005.

99.1             Press Release dated January 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Donald Miller-Jones

Name: Donald Miller-Jones
Title:  Chief Financial Officer

Date:  January 18, 2005